Exhibit 99.2

Eargo Finalizes Agreement with the United States to Resolve

Investigation With No Admission of Liability

SAN JOSE, CA., April 29, 2022 – Eargo, Inc. (Nasdaq: EAR) (“Eargo” or the “Company”) has entered into a civil settlement agreement with the United States to resolve the previously disclosed investigation by the U.S. Department of Justice (the “DOJ”) related to insurance reimbursement claims submitted to various federal employee health plans under the Federal Employee Health Benefits (“FEHB”) program. Eargo fully cooperated with the DOJ’s investigation, the resolution of which allows the Company to continue to move forward with its core mission of improving the quality of life of people with hearing loss.

“We are pleased to reach the resolution announced today and plan to engage with the government regarding potential coverage of Eargo hearing aids for federal employees going forward,” said Christian Gormsen, President and Chief Executive Officer. “We remain committed to our mission to improve hearing aid accessibility and to create innovative products that reduce the stigma of hearing loss. We are also continuing to invest significant time and resources into our company-wide compliance program. One of our top management priorities is to regain coverage of Eargo for government employees under the FEHB program. We are very pleased that the Office of Personnel Management (“OPM”), the federal agency responsible for administering the FEHB program, has agreed to not take administrative action seeking the exclusion of Eargo from the FEHB program, and has indicated there will be an opportunity for further dialogue with us.”

Eargo denies the allegations in the settlement agreement, and the settlement agreement is not an admission of liability by Eargo. The allegations did not pertain to the quality or performance of the product. The Company’s payment of approximately $34.4 million to the government will resolve allegations that Eargo submitted or caused the submission of claims for payment to the FEHB program using unsupported hearing loss-related diagnosis codes.

About Eargo

Eargo is a medical device company dedicated to improving the quality of life of people with hearing loss. Our innovative products and go-to-market approach address the major challenges of traditional hearing aid adoption, including social stigma, accessibility and cost. We believe our Eargo hearing aids are the first ever virtually invisible, rechargeable, completely-in-canal, FDA-regulated, exempt Class I or Class II devices indicated to compensate for mild to moderate hearing loss. Our differentiated, consumer-first solution empowers consumers to take control of their hearing. Consumers can purchase online or over the phone and get personalized and convenient consultation and support from licensed hearing professionals via phone, text, email or video chat. The Eargo device is offered to consumers at approximately half the cost of competing hearing aids purchased through traditional channels in the United States. Eargo’s sixth generation device, Eargo 6, is an FDA Class II exempt hearing device featuring Sound Adjust technology that automatically optimizes the soundscape as the user moves between environments. Eargo 6 is available for purchase here.

Related Links

http://eargo.com

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact contained in this press release are forward-looking statements, including statements regarding the Company’s expectation to engage with the government for potential coverage going forward and investments of time and resources in the Company’s company-wide compliance program. Forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions that could cause actual results and events to differ materially from those anticipated, including, but not limited to, risks, uncertainties and assumptions related to: the timing or results of ongoing claims audits by third-party payors; the extent of losses from hearing aids delivered to customers from September 21, 2021 until December 8, 2021; our ability to raise capital on acceptable terms, if at all; and the extent to which the Company may be able to validate processes to support the submission of claims for reimbursement from the FEHB program in the future, if at all. You should refer to the section titled “Risk Factors” contained in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q and other filings with the Securities and Exchange Commission, accessible on the SEC’s website at www.sec.gov, for a discussion of important factors that may cause actual results to differ materially from those expressed or implied by any forward-looking statements. Furthermore, if such forward-looking statements prove to be inaccurate, the inaccuracy may be material. Any forward-looking statements in this press release are made pursuant to the Private Securities Litigation Reform Act of 1995, as amended, are based on current expectations, forecasts and assumptions, and speak only as of the date of this press release. Except as required by law, the Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Contact

Nick Laudico

Senior Vice President of Corporate Strategy and Investor Relations

ir@eargo.com

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